Exhibit 8
Form SB-2
Mountain Oil, Inc.


                         CONSENT OF
           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 2, 2000, relating to the financial statements of Mountain Oil, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                   TANNER + CO.


                                   /s/ Tanner + Co.


Salt Lake City, Utah
October 16, 2000

                            E-16
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